Exhibit 99.2


Mr. Denis O'Connor                                              January 24, 2008
President & CEO
Advanced BioPhotonics, Inc.
125 Wilbur Place, Suite 120
Bohemia, NY 11716

RE: LETTER OF RESIGNATION

Dear Denis:

As you are aware, E-Z-EM announced a few months ago that they are merging with Bracco Diagnostic of Princeton, NJ. This merger will take the next 2 months to become final and then an additional 6 - 12 months to integrate. As one of the senior people at E-Z-EM, the CEO is counting on me to assist him in this effort. Given my geographical situation (living in Boston and working in NY), this additional time commitment places a further hardship on my personal life. For these reasons, I find it necessary to resign from the Board of Directors effective Friday, January 25 at 5 PM.
I have enjoyed my several years on the Board and working closely with you and the rest of the Management Team. I wish you every success going forward.

Respectfully,


/s/ Michael A. Davis, MD

Michael A. Davis, MD, DSc, MBA
Member, Board of Directors